EXHIBIT 5.1

[LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]

January 6, 2003

Pinnacle Systems, Inc.
280 North Bernardo Avenue
Mountain View, California 94043

RE: Registration Statement on Form S-3

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3 to be filed by you with the SEC on or about January 7, 2003 (the “Registration Statement”), in connection with the registration under the Securities Act of 1933, as amended, of 1,127,768 shares of your Common Stock, no par value (the “Shares”), all of which are authorized and have been previously issued to the Selling Shareholders named therein in connection with the acquisition by Pinnacle Systems GmbH of all of the outstanding stock of Steinberg Media Technologies AG (and the issuance of the shares by Pinnacle Systems, Inc. in connection therewith) pursuant to the Share Purchase and Transfer Agreement dated December 18, 2002 by and among Pinnacle Systems, Inc., Pinnacle Systems GmbH and each of the Shareholders of Steinberg Media Technologies AG. The Shares are to be offered by the Selling Shareholders for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings taken and proposed to be taken in connection with the sale of the Shares.

It is our opinion that, upon completion of the proceedings being taken or contemplated to be taken prior to the registration of the Shares, including such proceedings to be carried out in accordance with the securities laws of the various states, where required, the Shares, when sold in the manner referred to in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and any amendment thereto.

Very truly yours,

/s/    WILSON SONSINI GOODRICH & ROSATI

WILSON SONSINI GOODRICH & ROSATI
Professional Corporation